UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2009

ICF International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33045	22-3661438
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9300 Lee Highway, Fairfax, Virginia	22031
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 934-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 7, 2009, ICF International, Inc. (the “Company”) appointed Mr. Scott Bresler as the Company’s principal accounting officer. Mr. Bresler is not a party to any material plan, contract or arrangement with the Company and has no direct or indirect material interest in any reportable related party transactions with the Company. Mr. Bresler assumed the role of principal accounting officer from Mr. Alan Stewart, the Company’s Chief Financial Officer, effective August 7, 2009. Mr. Bresler, 62, is a certified public accountant who joined the Company in 2000 as the Controller. In his new role, Mr. Bresler will have responsibility for the Company’s external reporting, accounting policies, tax and technical accounting services. He will serve as the primary liaison with the Company’s external auditors, Grant Thornton LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICF International, Inc.

Date: August 12, 2009	By:	/s/ Alan Stewart
Alan Stewart
Corporate Secretary